Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Media Relations Chris Barnes, (972) 673-5539

Investor Relations Heather Catelotti, (972) 673-5869
DR PEPPER SNAPPLE GROUP REPORTS SECOND QUARTER 2014 RESULTS

Reported EPS were $1.06 for the quarter, up 39%. Core EPS were $1.06 for the quarter, up 26%.
Net sales increased 1% for the quarter and year-to-date.
Reported income from operations increased by $63 million for the quarter, or 22%.
Company raises guidance and now expects full-year 2014 Core EPS in the $3.43 to $3.51 range.

Plano, TX, July 24, 2014 - Dr Pepper Snapple Group, Inc. (NYSE: DPS) reported second quarter 2014 EPS of $1.06 compared to $0.76 in the prior year period. Core EPS were $1.06, up 26%, compared to $0.84 in the prior year. Year-to-date, the company reported earnings of $1.84 per diluted share compared to $1.27 per share in the prior year period. Core EPS were $1.80, up 31%, compared to $1.37 in the prior year period.

For the quarter, reported net sales increased 1% as a sales volume increase, favorable product and package mix and pricing were partially offset by higher discounts and 1 percentage point of unfavorable foreign currency. Reported segment operating profit (SOP) increased 13%, or $47 million, due to higher net sales, favorable cost of goods trends, planned lower marketing investments of $18 million and ongoing productivity improvements.

Reported income from operations for the quarter was $348 million. Reported income from operations was $285 million in the prior year period, including $7 million of unrealized commodity mark-to-market losses. Core income from operations was $348 million, up 18% compared to the prior year period.

Year-to-date, reported net sales increased 1% and reported income from operations was $608 million, including $12 million of unrealized commodity mark-to-market gains. Reported income from operations was $482 million in the prior year period, including $14 million of unrealized commodity mark-to-market losses. Core income from operations was $596 million, up 19% compared to the prior year period.

DPS President and CEO Larry Young said, “As I look back on the first half of the year, there’s no question that we’ve posted strong results in a tough environment. Our teams remained focused on executing our strategy, and we’ve made good progress against our key priorities. We’re gaining distribution and availability across our key brands and packages while increasing our presence in single-serve and building our brands with innovative and targeted marketing programs.”

Young continued, “Rapid Continuous Improvement (RCI) continues to drive meaningful results, and I applaud our employees for their enthusiasm, engagement and results. I’m confident our teams will continue to execute against our plans and that we will deliver on our increased commitments for the year.”

EPS reconciliation	Second Quarter			Year-to-Date
	2014	2013	Percent Change	2014	2013	Percent Change
Reported EPS	$1.06	$0.76	39	$1.84	$1.27	45
Unrealized commodity mark-to-market net loss/(gain)	—	0.02		(0.04)	0.04

Items affecting comparability
Separation Related	—	0.06		—	0.06
Core EPS	$1.06	$0.84	26	$1.80	$1.37	31
EPS - earnings per share

Net sales and SOP in the tables and commentary below are presented on a currency neutral basis. For a reconciliation of non-GAAP to GAAP measures see pages A-5 through A-10 accompanying this release.

Summary of 2014 results	As Reported		Currency Neutral
(Percent change)	Second Quarter	YTD	Second Quarter	YTD

BCS Volume	1	—	1	—
Sales Volume	1	1	1	1
Net Sales	1	1	2	2
SOP	13	13	13	15
BCS - bottler case sales

BCS Volume
For the quarter, BCS volume increased 1% with carbonated soft drinks (CSDs) increasing 2% and non-carbonated beverages (NCBs) declining 4%.

In CSDs, Dr Pepper volume decreased 1%. Our Core 4 brands increased 2% driven primarily by a high-single-digit increase in Canada Dry, which was partially offset by a low-single-digit decrease in A&W. Sunkist soda and 7UP were flat in the period. Both Peñafiel and Schweppes grew double digits. Fountain foodservice volume grew 2% in the period.

In NCBs, Hawaiian Punch volume declined 12%. Snapple declined 3%, primarily driven by our de-emphasis on our value products. Snapple Premium increased low-single-digits, and Mott’s was flat in the period.

By geography, U.S. and Canada volume was flat, and Mexico and the Caribbean volume increased 6%.

Sales volume
For the quarter and year-to-date, sales volume increased 1%.

2014 Segment results	As Reported
(Percent Change)	Second Quarter			Year-to-Date
	Sales	Net		Sales	Net
	Volume	Sales	SOP	Volume	Sales	SOP
Beverage Concentrates	—	(3)	4	1	2	8
Packaged Beverages	1	1	22	—	—	19
Latin America Beverages	6	18	33	5	15	32
Total	1	1	13	1	1	13

2014 Segment results	Currency Neutral
(Percent Change)	Second Quarter			Year-to-Date
	Sales	Net		Sales	Net
	Volume	Sales	SOP	Volume	Sales	SOP
Beverage Concentrates	—	(2)	5	1	2	9
Packaged Beverages	1	1	22	—	—	19
Latin America Beverages	6	24	41	5	21	48
Total	1	2	13	1	2	15

Beverage Concentrates
Net sales for the quarter decreased 2% as concentrate price increases taken earlier in the year were more than offset by higher discounts. SOP increased 5% as lower sales were more than offset by planned lower marketing investments of $17 million.

Packaged Beverages
Net sales for the quarter increased 1% on favorable product mix and an increase in contract volume, which was partially offset by declines in branded volumes. SOP increased 22% on favorable cost of goods trends and ongoing productivity improvements.

Latin America Beverages
Net sales for the quarter increased 24% reflecting higher retail pricing associated with the pass-through of the sugar tax in Mexico, favorable mix and a 6% volume increase driven primarily by innovation on Peñafiel. SOP increased 41% as net sales growth, favorable commodity costs and ongoing productivity improvements were partially offset by increases in certain operating expenses and transportation costs.

Corporate and other items
For the quarter, corporate costs totaled $70 million. Corporate costs in the prior year period were $81 million, including a $7 million unrealized commodity mark-to-market loss and a $2 million charge for the accelerated recognition of certain pension costs.

Net interest expense declined $3 million compared to the prior year period.

For the quarter, the reported effective tax rate was 35.1%. The effective tax rate in the prior year period was 48.0%, including the impact of a non-cash Canadian tax law change that increased our effective tax rate by 12.3%.

Cash flow
Year-to-date, the company generated $438 million of cash from operating activities compared to $295 million in the prior year. Capital spending totaled $71 million compared to $80 million in the prior year period. The company returned $363 million to shareholders in the form of stock repurchases ($206 million) and dividends ($157 million).

2014 Full Year Guidance
The company continues to expect full-year reported net sales to be flat to up 1%. The company is raising its guidance and now expects Core EPS to be in the $3.43 to $3.51 range.

Packaging and ingredient costs, including LIFO impacts, are expected to decrease COGS by 2% on a constant volume/mix basis.

The company expects its core tax rate to be approximately 35.5%.

The company continues to expect capital spending to be approximately 3% of net sales.

The company expects to repurchase $375 million to $400 million of its common stock.

Definitions
Bottler case sales (BCS) volume: Sales of finished beverages, in equivalent 288 fluid ounce cases, sold by the company and its bottling partners to retailers and independent distributors and excludes contract manufacturing volume. Volume for products sold by the company and its bottling partners is reported on a monthly basis, with the second quarter comprising April, May and June.

Sales volume: Sales of concentrates and finished beverages, in equivalent 288 fluid ounce cases, shipped by the company to its bottlers, retailers and independent distributors and includes contract manufacturing volume.

Pricing refers to the impact of list price changes.

Unrealized mark-to-market: We recognize the change in the fair value of open commodity derivative positions between periods in corporate unallocated expenses, as these instruments do not qualify for hedge accounting treatment. As the underlying commodity is delivered, the realized gains and losses are subsequently reflected in the segment results.

EPS represents diluted earnings per share.

Core tax rate is defined as the effective tax rate on Core Earnings.

Core income from operations is defined as income from operations adjusted for the unrealized mark-to-market impact of commodity derivatives and certain items that are excluded for comparison to prior year periods.

Core operating margin is defined as the core income from operations divided by core net sales.

Core Earnings is defined as net income adjusted for the unrealized mark-to-market impact of commodity derivatives and certain items that are excluded for comparison to prior year periods.

Core EPS represents Core Earnings per share.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about future events, future financial performance including earnings estimates, plans, strategies, expectations, prospects, competitive environment, regulation, and cost and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. These forward-looking statements have been based on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, and our other filings with the Securities and Exchange Commission. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable securities laws.

Conference Call
At 10 a.m. (CDT) today, the company will host a conference call with investors to discuss second quarter results and the outlook for 2014. The conference call and slide presentation will be accessible live through DPS’s website at http://www.drpeppersnapple.com and will be archived for replay for a period of 14 days.

In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found on pages A-5 through A-10 accompanying this release and under "Financial Press Releases" on the company's website at http://www.drpeppersnapple.com in the “Investors” section.

About Dr Pepper Snapple Group
Dr Pepper Snapple Group (NYSE: DPS) is a leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have 6 of the top 10 non-cola soft drinks, and 13 of our 14 leading brands are No. 1 or No. 2 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes 7UP, A&W, Canada Dry, Clamato, Crush, Hawaiian Punch, Mott's, Mr & Mrs T mixers, Peñafiel, Rose's, Schweppes, Squirt and Sunkist soda. To learn more about our iconic brands and Plano, Texas-based company, please visit www.DrPepperSnapple.com. For our latest news and updates, follow us at www.Facebook.com/DrPepperSnapple or www.Twitter.com/DrPepperSnapple.
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DR PEPPER SNAPPLE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Three and Six Months Ended June 30, 2014 and 2013
(Unaudited, in millions, except per share data)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net sales	$1,631	$1,611	$3,029	$2,991
Cost of sales	665	676	1,219	1,266
Gross profit	966	935	1,810	1,725
Selling, general and administrative expenses	592	619	1,146	1,182
Depreciation and amortization	29	29	58	58
Other operating (income) expense, net	(3)	2	(2)	3
Income from operations	348	285	608	482
Interest expense	27	31	53	65
Interest income	—	(1)	(1)	(1)
Other income, net	(1)	(41)	(2)	(44)
Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	322	296	558	462
Provision for income taxes	113	142	194	202
Income before equity in earnings of unconsolidated subsidiaries	209	154	364	260
Equity in earnings of unconsolidated subsidiaries, net of tax	1	1	1	1
Net income	$210	$155	$365	$261
Earnings per common share:
Basic	$1.07	$0.76	$1.85	$1.28
Diluted	1.06	0.76	1.84	1.27
Weighted average common shares outstanding:
Basic	196.6	204.1	197.3	204.4
Diluted	197.8	205.5	198.6	206.0
Cash dividends declared per common share	$0.41	$0.38	$0.82	$0.76

DR PEPPER SNAPPLE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2014 and December 31, 2013
(Unaudited, in millions, except share and per share data)

	June 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$135	$153
Accounts receivable:
Trade, net	589	564
Other	53	58
Inventories	213	200
Deferred tax assets	65	66
Prepaid expenses and other current assets	134	78
Total current assets	1,189	1,119
Property, plant and equipment, net	1,122	1,173
Investments in unconsolidated subsidiaries	15	15
Goodwill	2,988	2,988
Other intangible assets, net	2,693	2,694
Other non-current assets	137	127
Non-current deferred tax assets	82	85
Total assets	$8,226	$8,201
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$313	$271
Deferred revenue	65	65
Short-term borrowings and current portion of long-term obligations	72	66
Income taxes payable	54	33
Other current liabilities	559	595
Total current liabilities	1,063	1,030
Long-term obligations	2,537	2,508
Non-current deferred tax liabilities	776	755
Non-current deferred revenue	1,286	1,318
Other non-current liabilities	295	313
Total liabilities	5,957	5,924
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 800,000,000 shares authorized, 195,528,740 and 197,979,971 shares issued and outstanding for 2014 and 2013, respectively	2	2
Additional paid-in capital	808	970
Prepaid forward repurchase of common stock	(50)	—
Retained earnings	1,594	1,393
Accumulated other comprehensive loss	(85)	(88)
Total stockholders' equity	2,269	2,277
Total liabilities and stockholders' equity	$8,226	$8,201

DR PEPPER SNAPPLE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2014 and 2013
(Unaudited, in millions)

	For the
	Six Months Ended
	June 30,
	2014	2013
Operating activities:
Net income	$365	$261
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	99	97
Amortization expense	18	18
Amortization of deferred revenue	(32)	(32)
Employee stock-based compensation expense	22	19
Deferred income taxes	22	62
Other, net	(23)	16
Changes in assets and liabilities, net of effects of acquisition:
Trade accounts receivable	(25)	(73)
Other accounts receivable	5	(6)
Inventories	(13)	(25)
Other current and non-current assets	(53)	(17)
Other current and non-current liabilities	(24)	(77)
Trade accounts payable	48	32
Income taxes payable	29	20
Net cash provided by operating activities	438	295
Investing activities:
Acquisition of business	—	(10)
Purchase of property, plant and equipment	(71)	(80)
Purchase of intangible assets	(1)	(5)
Proceeds from disposals of property, plant and equipment	7	1
Other, net	(3)	—
Net cash used in investing activities	(68)	(94)
Financing activities:
Repayment of senior unsecured notes	—	(250)
Net issuance of commercial paper	5	68
Repurchase of shares of common stock	(206)	(126)
Cash paid for shares not yet received	(50)	—
Dividends paid	(157)	(148)
Tax withholdings related to net share settlements of certain stock awards	(16)	(12)
Proceeds from stock options exercised	28	12
Excess tax benefit on stock-based compensation	8	6
Other, net	—	(1)
Net cash used in financing activities	(388)	(451)
Cash and cash equivalents — net change from:
Operating, investing and financing activities	(18)	(250)
Effect of exchange rate changes on cash and cash equivalents	—	(3)
Cash and cash equivalents at beginning of year	153	366
Cash and cash equivalents at end of period	$135	$113

DR PEPPER SNAPPLE GROUP, INC.
OPERATIONS BY OPERATING SEGMENT
For the Three and Six Months Ended June 30, 2014 and 2013
(Unaudited, in millions)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Segment Results – Net sales
Beverage Concentrates	$327	$336	$608	$599
Packaged Beverages	1,154	1,148	2,160	2,166
Latin America Beverages	150	127	261	226
Net sales	$1,631	$1,611	$3,029	$2,991

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Segment Results – SOP
Beverage Concentrates	$214	$205	$388	$359
Packaged Beverages	177	145	308	259
Latin America Beverages	24	18	37	28
Total SOP	415	368	733	646
Unallocated corporate costs	70	81	127	161
Other operating expense, net	(3)	2	(2)	3
Income from operations	348	285	608	482
Interest expense, net	27	30	52	64
Other income, net	(1)	(41)	(2)	(44)
Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	$322	$296	$558	$462

DR PEPPER SNAPPLE GROUP, INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
(Unaudited)
The company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP measures, that reflect the way management evaluates the business, may provide investors with additional information regarding the company's results, trends and ongoing performance on a comparable basis. Specifically, investors should consider the following with respect to our quarterly results:
Net sales and Segment Operating Profit, as adjusted to currency neutral: Net sales and Segment Operating Profit are on a currency neutral basis.
Free Cash Flow: Free cash flow is defined as net cash provided by operating activities adjusted for capital spending and certain items excluded for comparison to prior year periods. For the six months ended June 30, 2014 and 2013, there were no certain items excluded for comparison to prior year periods.
Core Earnings: Core Earnings is defined as net income adjusted for the unrealized mark-to-market impact of commodity derivatives and certain items that are excluded for comparison to prior year periods. For the three and six months ended June 30, 2014, there were no certain items excluded for comparison to prior year periods. The certain items excluded for the three and six months ended June 30, 2013, are separation-related charges, primarily a separation-related foreign deferred tax charge and the associated impact under the Tax Indemnity Agreement with Mondelēz.
The tables on the following pages provide these reconciliations.

RECONCILIATION OF NET SALES AND SOP
AS REPORTED TO AS ADJUSTED TO CURRENCY NEUTRAL
(Unaudited)

	For the Three Months Ended June 30, 2014
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported net sales	(3)%	1%	18%	1%
Impact of foreign currency	1%	—%	6%	1%
Net sales, as adjusted to currency neutral	(2)%	1%	24%	2%

	For the Three Months Ended June 30, 2014
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported SOP	4%	22%	33%	13%
Impact of foreign currency	1%	—%	8%	—%
SOP, as adjusted to currency neutral	5%	22%	41%	13%

	For the Six Months Ended June 30, 2014
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported net sales	2%	—%	15%	1%
Impact of foreign currency	—%	—%	6%	1%
Net sales, as adjusted to currency neutral	2%	—%	21%	2%

	For the Six Months Ended June 30, 2014
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported SOP	8%	19%	32%	13%
Impact of foreign currency	1%	—%	16%	2%
SOP, as adjusted to currency neutral	9%	19%	48%	15%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited, in millions)

	For the
	Six Months Ended
	June 30,
	2014	2013	Change
Net cash provided by operating activities	$438	$295	$143
Purchase of property, plant and equipment	(71)	(80)
Free Cash Flow	$367	$215	$152

RECONCILIATION OF NET INCOME TO CORE EARNINGS
(Unaudited, in millions, except per share data)

	For the Three Months Ended June 30, 2014
	Reported	Mark to Market	Core
Net sales	$1,631	$—	$1,631
Cost of sales	665	(1)	664
Gross profit	966	1	967
Selling, general and administrative expenses	592	1	593
Depreciation and amortization	29	—	29
Other operating (income) expense, net	(3)	—	(3)
Income from operations	348	—	348
Interest expense	27	—	27
Interest income	—	—	—
Other income, net	(1)	—	(1)
Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	322	—	322
Provision for income taxes	113	—	113
Income before equity in earnings of unconsolidated subsidiaries	209	—	209
Equity in earnings of unconsolidated subsidiaries, net of tax	1	—	1
Net income	$210	$—	$210
Earnings per common share:
Diluted	$1.06	$—	$1.06
Effective tax rate	35.1%		35.1%
Operating margin	21.3%		21.3%

RECONCILIATION OF NET INCOME TO CORE EARNINGS - (Continued)
(Unaudited, in millions, except per share data)

	For the Three Months Ended June 30, 2013
	Reported	Mark to Market	Separation Related	Total Adjustments	Core
Net sales	$1,611	$—	$—	$—	$1,611
Cost of sales	676	(5)	—	(5)	671
Gross profit	935	5	—	5	940
Selling, general and administrative expenses	619	(2)	(4)	(6)	613
Depreciation and amortization	29	—	—	—	29
Other operating (income) expense, net	2	—	—	—	2
Income from operations	285	7	4	11	296
Interest expense	31	—	—	—	31
Interest income	(1)	—	—	—	(1)
Other income, net	(41)	—	38	38	(3)
Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	296	7	(34)	(27)	269
Provision for income taxes	142	2	(46)	(44)	98
Income before equity in earnings of unconsolidated subsidiaries	154	5	12	17	171
Equity in earnings of unconsolidated subsidiaries, net of tax	1	—	—	—	1
Net income	$155	$5	$12	$17	$172
Earnings per common share:
Diluted	$0.76	$0.02	$0.06	$0.08	$0.84
Effective tax rate	48.0%				36.4%
Operating margin	17.7%				18.4%

RECONCILIATION OF NET INCOME TO CORE EARNINGS - (Continued)
(Unaudited, in millions, except per share data)

	For the Six Months Ended June 30, 2014
	Reported	Mark to Market	Core
Net sales	$3,029	$—	$3,029
Cost of sales	1,219	11	1,230
Gross profit	1,810	(11)	1,799
Selling, general and administrative expenses	1,146	1	1,147
Depreciation and amortization	58	—	58
Other operating (income) expense, net	(2)	—	(2)
Income from operations	608	(12)	596
Interest expense	53	—	53
Interest income	(1)	—	(1)
Other income, net	(2)	—	(2)
Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	558	(12)	546
Provision for income taxes	194	(4)	190
Income before equity in earnings of unconsolidated subsidiaries	364	(8)	356
Equity in earnings of unconsolidated subsidiaries, net of tax	1	—	1
Net income	$365	$(8)	$357
Earnings per common share:
Diluted	$1.84	$(0.04)	$1.80
Effective tax rate	34.8%		34.8%
Operating margin	20.1%		19.7%

RECONCILIATION OF NET INCOME TO CORE EARNINGS - (Continued)
(Unaudited, in millions, except per share data)

	For the Six Months Ended June 30, 2013
	Reported	Mark to Market	Separation Related	Total Adjustments	Core
Net sales	$2,991	$—	$—	$—	$2,991
Cost of sales	1,266	(11)	—	(11)	1,255
Gross profit	1,725	11	—	11	1,736
Selling, general and administrative expenses	1,182	(3)	(4)	(7)	1,175
Depreciation and amortization	58	—	—	—	58
Other operating (income) expense, net	3	—	—	—	3
Income from operations	482	14	4	18	500
Interest expense	65	—	—	—	65
Interest income	(1)	—	—	—	(1)
Other income, net	(44)	—	38	38	(6)
Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	462	14	(34)	(20)	442
Provision for income taxes	202	5	(46)	(41)	161
Income before equity in earnings of unconsolidated subsidiaries	260	9	12	21	281
Equity in earnings of unconsolidated subsidiaries, net of tax	1	—	—	—	1
Net income	$261	$9	$12	$21	$282
Earnings per common share:
Diluted	$1.27	$0.04	$0.06	$0.10	$1.37
Effective tax rate	43.7%				36.4%
Operating margin	16.1%				16.7%